Exhibit 99.2

BIONOVION HOLDING B.V.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the nine months ended September 30, 2015 and 2014

BIONOVION HOLDING B.V.

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Periods Ended September 30, 2015 and 2014

Page
Condensed Consolidated Financial Statements:
Condensed Consolidated Balance Sheets	3
Condensed Consolidated Statements of Operations and Comprehensive Income	4
Condensed Consolidated Statements of Cash Flows	5
Notes to Condensed Consolidated Financial Statements	6

BIONOVION HOLDING B.V.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	September 30, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash	$4,698	$8,678
Accounts receivable	581	488
Prepaid expenses and other current assets	27	35

Total current assets	5,306	9,201
Property and equipment, net	847	628

Total assets	$6,153	$9,829

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$265	$438
Accrued liabilities	95	105
Deferred revenue	2,869	6,803

Total current liabilities	3,229	7,346
Deferred revenue	—	1,411

Total liabilities	3,229	8,757

Shareholders’ Equity
Common stock: $1.38 par value; 48,648 shares issued and outstanding	67	67
Accumulated other comprehensive (loss)	(85)	(19)
Retained earnings	2,942	1,024

Total shareholders’ equity	2,924	1,072

Total liabilities and shareholders’ equity	$6,153	$9,829

See accompanying notes.

BIONOVION HOLDING B.V.

Condensed Consolidated Statements of Operations and Comprehensive Income

(In thousands)

	Nine Months Ended September 30,
	2015	2014
	(unaudited)
Collaboration revenue	$6,065	$4,385
Operating expenses:
Research and development	2,487	1,114
General and administrative	1,605	1,022

Total operating expenses	4,092	2,136

Income from operations	1,973	2,249
Interest income	43	5
Other (expense) income, net	(70)	239

Net income	$1,946	$2,493
Currency translation adjustment	(68)	22

Comprehensive income	$1,878	$2,515

See accompanying notes.

BIONOVION HOLDING B.V.

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2015	2014
	(unaudited)
Cash flows from operating activities
Net income	$1,946	$2,493
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	136	9
Changes in operating assets and liabilities:
Accounts receivable	(129)	(42)
Prepaid expenses and other current assets	6	(49)
Accounts payable	(178)	(61)
Accrued liabilities	(2)	352
Deferred revenue	(4,693)	10,707

Net cash (used in) provided by operating activities	(2,914)	13,409

Cash flows from investing activities
Purchase of property and equipment	(385)	(83)

Net cash used in investing activities	(385)	(83)

Cash flows from financing activities
Distribution of share premium	—	(3,004)

Net cash used in financing activities	—	(3,004)

Effect of exchange rate changes on cash	(681)	(703)
Net (decrease) increase in cash	(3,980)	9,619
Cash at beginning of period	8,678	720

Cash at end of period	$4,698	$10,339

See accompanying notes.

BIONOVION HOLDING B.V.

Notes to Condensed Consolidated Financial Statements

1. Organization and Basis of Presentation

BioNovion Holding B.V. (the “Company” or “BioNovion”) is a biopharmaceutical company based in the Netherlands that specializes in immune oncology antibody discovery. BioNovion’s B-cell selection platform enables the full exploration of immunoglobulin diversity in “humanized” mice. Its antibody portfolio includes immune checkpoint inhibitors and novel antibody formats. To validate the therapeutic potential of its antibodies in immune oncology, BioNovion closely collaborates with certain cancer institutes, such as the Dutch Cancer Institute in Amsterdam, NKI-AVL in Amsterdam, and the Dana-Farber Cancer Institute in Boston, Massachusetts.

The functional currency of BioNovion is Euro. The historical balance sheets of BioNovion have been converted from Euro to the United States dollar (“USD”) using the exchange rate of €1.00 to $1.12 and €1.00 to $1.21 based on the closing rate on September 30, 2015 and December 31, 2014, respectively. The opening equity balances have been converted from Euro to USD using a historical exchange rate of €1.00 to $1.38 based on the closing rate on December 31, 2013 as the nine months ended September 30, 2014 is the first period the amounts have been presented in USD. The historical BioNovion statements of operations and comprehensive income has been converted from Euro to USD using a historical average exchange rate of €1.00 to $1.12 and €1.00 to $1.36 from January 1, 2015 to September 30, 2015 and January 1, 2014 to September 30, 2014, respectively.

The accompanying financial statements as of September 30, 2015 and for the nine months ended September 30, 2015 and 2014 are unaudited. These unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Certain information and note disclosures normally included in the consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. In management’s opinion, the unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and notes thereto contained in the Company’s consolidated financial statements for the year ended December 31, 2014, and include all adjustments, which include only normal recurring adjustments. The results for the nine months ended September 30, 2015 and September 30, 2014 are not necessarily indicative of the results expected for the full fiscal year or any other period.

2. Summary of Significant Accounting Policies

Basis of Consolidation

The accompanying consolidated financial statements are presented in accordance with U.S. GAAP. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, BioNovion B.V. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Use of Estimates

The accompanying condensed consolidated financial statements have been prepared in accordance with U.S. GAAP. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various other market-specific and relevant assumptions that management believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Revenue Recognition

Collaboration revenue is generated through license and research agreements. The Company recognizes revenue when the following criteria have been met: persuasive evidence of an arrangement with the customer exists; price and terms of the arrangement are fixed or determinable; delivery of the product has occurred or the service has been performed in accordance with the terms of the arrangement; and collectability is reasonably assured.

BIONOVION HOLDING B.V.

Notes to Condensed Consolidated Financial Statements

For revenue agreements with multiple-element arrangements, such as license and development agreements, the Company analyzes the arrangements to determine whether the deliverables can be separated or whether they must be accounted for as a single unit of accounting. This determination is generally based on whether any deliverable has stand-alone value to the customer. This analysis also establishes a selling price hierarchy for determining how to allocate arrangement consideration to identified units of accounting. The selling price used for each unit of accounting is based on estimated selling price as neither vendor-specific nor third-party evidence is available. Revenue allocated is then recognized when the four basic revenue recognition criteria are met for each element.

The Company recognizes nonrefundable up-front license fees and guaranteed, time-based payments for contracts in which the Company has continued research and development involvement as revenue ratably over the development period, which approximates the expected efforts by the Company. The Company continually reviews such estimates based on progress toward product commercialization. If the deferral period estimate changes, the amount of revenue recognized during the period is adjusted to reflect the updated deferred balances as of the current period-end.

Milestone payments are recognized as revenue when the performance obligations, as defined in the contract, are achieved. Performance obligations typically consist of significant milestones in the development life cycle of the related technology, such as achievement of specific technological targets, successful results from field trials, filing for approval with regulatory agencies, approvals granted by regulatory agencies and commercial launch of a product utilizing the licensed technology.

Accrued Research and Development Costs

The Company accrues for estimated costs of research and development activities conducted by third-party service providers, which include contract manufacturing activities. The Company records the estimated costs of research and development activities based upon the estimated amount of services provided but not yet invoiced, and includes these costs in accrued liabilities in the balance sheets and within research and development expense in the statements of operations. As actual costs become known, the Company adjusts its accrued liabilities. The Company has not experienced any material differences between accrued costs and actual costs incurred.

Research and Development Costs

Research and development costs are expensed as incurred and consist of salaries and benefits, lab supplies and allocated facility costs, as well as fees paid to third parties that conduct certain research and development activities on the Company’s behalf. Amounts incurred in connection with license agreements are also included in research and development expense.

Income Taxes

The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company recognizes benefits of uncertain tax positions if it is more likely than not that such positions will be sustained upon examination based solely on their technical merits, as the largest amount of benefit that is more likely than not to be realized upon the ultimate settlement. The Company’s policy is to recognize interest and penalties related to the underpayment of income taxes as a component of income tax expense or benefit. To date, there have been no interest or penalties charged in relation to the unrecognized tax benefits.

Comprehensive Income

Comprehensive income represents all changes in shareholders’ equity except those resulting from and distributions to shareholders. The difference between the Company’s net income and its comprehensive income for the nine months ended September 30, 2015 and 2014 was due to cumulative translation adjustment from translating balances from Euro to USD.

BIONOVION HOLDING B.V.

Notes to Condensed Consolidated Financial Statements

3. Property and Equipment, Net

Property and equipment, net consist of the following (in thousands):

	September 30, 2015	December 31, 2014
	(unaudited)
Research and development equipment	$715	$419
Furniture and office equipment	80	59
Computer equipment	53	40
Software	19	21
Leasehold improvements	143	117

Total property and equipment	1,011	656
Less: accumulated depreciation and amortization	164	28

Property and equipment, net	$847	$628

Property and equipment depreciation and amortization expense for the nine months ended September 30, 2015 and 2014 was $136,000 and $9,000, respectively.

4. License Agreements

In March 2014, the Company entered into a license agreement with an undisclosed pharmaceutical company (“Pharma”). The agreement sets forth the parties’ respective obligations for development, commercialization, regulatory and manufacturing and supply activities for antibody product candidates.

In exchange for the licenses and research and development services under the agreement, Pharma paid the Company an upfront cash payment of $15.0 million in April 2014. The Company is eligible to receive future contingent payments, including a $2.0 million research milestone, up to $312.0 million in potential development milestone payments for each of two product candidates, and up to $135.0 million in commercial and net sales milestones for each of two products. In addition, the Company is eligible to receive royalties in the mid-single digits to low teens based on net sales of the products.

The Company identified the following performance deliverables under the agreement: 1) the license, 2) the obligation to provide research activities and 3) the obligation to participate on a Joint Research Committe (“JRC”).

The Company considered the provisions of the multiple-element arrangement guidance in determining how to recognize the total consideration of the agreement. The Company determined that none of the deliverables have standalone value; all of these obligations will be delivered throughout the estimated period of performance and therefore are accounted for as a single unit of accounting. The total upfront consideration under this agreement is being recognized as revenue on a straight-line basis over the two year period of performance. The Company recognized revenue of $4.7 million and $4.1 million related to this agreement during the nine months ended September 30, 2015 and 2014, respectively, and recorded deferred revenue of $2.9 and $8.2 million at September 30, 2015 and December 31, 2014, respectively.

The Company determined that all of the future contingent payments meet the definition of a milestone. Accordingly, revenue for the achievement of these milestones will be recognized in the period when the milestone is achieved and collectability is reasonably assured. As of September 30, 2015, and September 30, 2014 no amounts had been recognized as revenue for any of these milestones.

BIONOVION HOLDING B.V.

Notes to Condensed Consolidated Financial Statements

On February 19, 2015, BioNovion Holding B.V. entered into a contract with Genmab A/S to jointly develop certain antibody product candidates. The agreement sets out terms by which both parties will share equally all joint development costs as well as profits at commercialization for Collaboration products. Unilateral product costs will be borne by the developing party, and upfront, certain milestones and royalties will be paid by the non-developing party.

5. Income Taxes

Income tax expense was nil for the periods ended September 30, 2015 and September 30, 2014. As of September 30, 2015, the Company had net operating loss carryforwards of approximately $0.4 million.

At September 30, 2015, the Company maintained a full valuation allowance on its net deferred tax assets. The valuation allowance was determined in accordance with the provisions of ASC 740, Accounting for Income Taxes, which requires an assessment of both positive and negative evidence when determining whether it is more likely than not that deferred tax assets are recoverable. Such assessment is required on a jurisdiction-by-jurisdiction basis. The Company’s history of cumulative losses required that a full valuation allowance be recorded against the net deferred tax assets. The Company intends to maintain a full valuation allowance on its net deferred tax assets until sufficient positive evidence exists to support reversal of the valuation allowance.

6. Subsequent Events

On October 30, 2015, the Company was acquired by Aduro Netherlands Coöperatief U.A., a subsidiary of Aduro Biotech Inc. (“Aduro”), for purchase consideration of approximately €14.5 million ($15.9 million) cash and 697,306 shares of Aduro common stock. The former shareholders of the Company (the “Sellers”) have the opportunity to receive additional contingent payments from Aduro as follows: (i) €6.0 million ($6.5 million) upon acceptance by the U.S. Food and Drug Administration of an investigational new drug application for a specified BioNovion antibody product candidate; and (ii) €20.0 million ($22.0 million) upon receipt by the Company of a $40.0 million milestone payment by the licensee under a pre-existing antibody discovery and license agreement, triggered by marketing authorization for the first indication in the United States for a specified BioNovion antibody product candidate.

The Company has reviewed and evaluated subsequent events that occurred through January 13, 2016, the date the financial statements were available to be issued, and determined that no additional subsequent events had occurred that would require recognition in these financial statements and all material subsequent events that require disclosure have been disclosed.